Securities and Exchange Commission
                           Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  September 29, 1995


                               TECHNITROL, INC.
            (Exact name of registrant as specified in its charter)



       Pennsylvania                  1-5375                  23-1292472
(State or other jurisdiction       (Commission              (IRS Employer
     of Incorporation)             File Number)            Identification No.)



                       1210 Northbrook Drive, Suite 385
                         Trevose, Pennsylvania  19053
                   (Address of principal executive offices)

                                (215) 355-2900
             (Registrant's telephone number, including area code)

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Item 2. Acquisition or Disposition of Assets.

     On September 29, 1995, the Registrant completed the acquisition of Pulse Engineering, Inc. a Delaware corporation ("Pulse"), through a merger (the "Merger") of Pulse with and into Teco Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant, pursuant to an Agreement and Plan of Merger, dated as of May 23, 1995, by and among the Registrant, Teco Sub and Pulse. As a result of the Merger, Pulse became a wholly-owned subsidiary of the Registrant. The Merger was effected by the filing of a Certificate of Merger with the Delaware Secretary of State on September 29, 1995.

     The Registrant manufactures electrical contacts and assemblies, thermostatic and clad-metal products, mechanical scales and force measurement products, material testing systems, cash counters and dispensers, and electronic components. Pulse designs, manufactures and markets electronic components and modules primarily for original equipment manufacturers of local area networks, digital telecommunications equipment and data processing equipment.

     The consideration provided by the Registrant in connection with the Merger consisted of shares of its Common Stock and cash. The Registrant issued 1,785,148 shares of its Common Stock to former holders of Pulse Common Stock. In addition, Registrant paid to former Pulse shareholders $21,536,067 in cash. All outstanding options to purchase Pulse Common Stock were also assumed by the Registrant. Approximately 253,306 shares of the Registrant's Common Stock are issuable upon exercise of such options.

     Registrant has spent or will spend approximately $23.1 million (including $16.1 million of cash on hand and $7 million provided from Registrant's credit facility with Corestates Bank, N.A. as Agent, Midlantic Bank, N.A. and Meridian Bank) to fund the cash portion of the merger consideration and related transaction expenses.

     The merger consideration was determined pursuant to arms' length negotiations of the terms of the Merger and took into account various factors, including the relative earnings and prospects of the Registrant and Pulse, as well as synergies and cost savings anticipated to be realized from the combination of their operations.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

          (a) Financial statements of business acquired. Incorporated by reference to pages F-25 through F-36 of the Prospectus in the Registrant's Registration Statement on Form S-4 (No. 33-61965).

          (b) Pro forma financial information. Incorporated by reference to pages 27-32 of the Prospectus in the Registrant's Registration Statement on Form S-4 (No. 33- 61965).

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          (c)  Exhibits.

               2.1 Agreement and Plan of Merger among the Registrant, Teco Sub and Pulse (incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 33-61965)).

               20.1    Press release dated October 2, 1995.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 5, 1995

                                   TECHNITROL, INC.

                                   By: /s/ Thomas J. Flakoll
                                       ---------------------------
                                       Thomas J. Flakoll
                                       Chief Executive Officer